Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Fresh Vine Wine, Inc. of our report dated March 31, 2022, relating to the financial statements of Fresh Vine Wine, Inc., which appears in the Annual Report on Form 10-K of Fresh Vine Wine, Inc. for the year ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

December 30, 2022